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                                                                   Exhibit 99.C2



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated January 7, 2003, in the Registration Statement of UBS PaineWebber Equity Trust, Value Select Ten Series 2003A.




                                    ERNST & YOUNG LLP


 January 7, 2003
New York, New York